UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2017

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday June 1, 2017. A total of 77,196,615 shares of the Company’s Class A common stock (the “Common Stock”), representing approximately 88.11% of such shares outstanding and eligible to vote, were represented in person or by valid proxies at the Annual Meeting, constituting a quorum.
The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:
Proposal 1: The following seven nominee directors were elected to serve until the 2018 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Alan R. Batkin	68,127,043	617,098	64,153	8,388,321
Patricia S. Bellinger	68,341,665	414,593	52,036	8,388,321
The Lord Browne of Madingley	68,385,519	365,443	57,332	8,388,321
Michael M. Garland	65,438,756	3,317,576	51,962	8,388,321
Douglas G. Hall	68,653,648	100,039	54,607	8,388,321
Michael B. Hoffman	68,443,521	308,999	55,774	8,388,321
Patricia M. Newson	68,657,207	100,509	50,578	8,388,321
Proposal 2: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
76,986,207	113,870	96,538	0
Proposal 3: Stockholders of the Company, on an advisory and non-binding basis, voted to approve the compensation of the Company’s named executive officers as disclosed in the 2017 proxy statement. Votes cast were as follows:

For	Against	Abstain	Broker Non-Vote
59,216,851	9,369,356	222,087	8,388,321
Proposal 4: The Company’s Amended and Restated 2013 Equity Incentive Award Plan was approved by stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
66,061,778	2,596,017	150,499	8,388,321

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 2, 2017

PATTERN ENERGY GROUP INC.
By:	/s/ Kim H. Liou
	Name:	Kim H. Liou
	Title:	Secretary